UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
MakeMyTrip Limited

(Exact name of registrant as specified in its charter)

Mauritius	13-4125456

(State of incorporation or organization)	(I.R.S. Employer Identification No.)
103 Udyog Vihar, Phase 1
Gurgaon, Haryana 122016, India
(91-124) 439-5000
(Address of principal executive office and zip code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Ordinary shares, par value $0.0005 per share	The NASDAQ Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-168315 (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.
     The description of the securities to be registered hereunder is contained in the section entitled “Description of Share Capital” in the prospectus constituting part of the Registrant’s Registration Statement on Form F-1 (File No. 333-168315), as amended, originally filed with the Securities and Exchange Commission on July 26, 2010 under the Securities Act of 1933, as amended, and is hereby incorporated by reference herein.

Item 2.	Exhibits.
     No exhibits are required to be filed as the securities being registered on this form (1) are being registered on an exchange on which no other securities of the Registrant are registered, and (2) are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
Date: July 30, 2010

MakeMyTrip Limited
By:	/s/ Deep Kalra
	Name:	Deep Kalra
	Title:	Group Chairman and Group Chief Executive Officer